Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Marshall Edwards, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2011, relating to the consolidated financial statements of Marshall Edwards, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

March 19, 2012